UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2022
VALLON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
100 N. 18th Street, Suite 300
Philadelphia, PA 19103
(Address of principal executive offices and zip code)
(267) 207-3606
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VLON	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders.

Proposal 1. Approval, for the Purposes of Nasdaq Listing Rule 5635(d), of the Issuance of more than 19.99% of Vallon Pharmaceuticals, Inc. Outstanding Common Stock upon Exercise of Certain Warrants Pursuant to the Alternate Cashless Exercise Provision set forth in such Warrants.

On May 13, 2022, Vallon Pharmaceuticals, Inc. (the Company) entered into a Securities Purchase Agreement with certain investors (the Securities Purchase Agreement) for the sale of up to 3,700,000 shares of the Company’s common stock, par value $0.0001 per share (the Shares), at a purchase price of $1.0632 per Share in a registered direct offering (the Offering). In a concurrent private placement also pursuant to the Securities Purchase Agreement (the Private Placement), for each Share of common stock purchased by an investor, such investor was entitled receive from the Company an unregistered warrant (the Warrant and, together with the Shares, referred to as the Securities) to purchase one Share of common stock. On May 17, 2022, the Company closed on the Offering and the Private Placement.

The Warrants provide that, subject to stockholder approval, in the event that the Company (and any of its subsidiaries, taken as a whole) directly or indirectly, in one or more related transactions (i) consummates any Fundamental Transaction (as defined in the Warrants), (ii) effects any merger or consolidation of another person with or into the Company, or (iii) effects any purchase, lease, license, assignment, transfer, conveyance or other acquisition of all or substantially all of the assets of another person in one or a series of related transactions, whereby (in the case of (ii) or (iii) above) the Company issues common stock and/or Common Stock Equivalents (as defined in the Warrants) which encompass more than 10% of the outstanding shares of common stock of the Company on a fully diluted basis (subsections (i)-(iii) above collectively referred to as an Extraordinary Transaction), the Warrant holder will have the right, at the Warrant holder’s sole option and as elected by the Warrant holder, to effect a cashless exercise of the Warrant, in whole or in part, and to receive one Share of common stock for each Warrant Share (as defined in the Warrants) being exercised under the Warrant in such cashless exercise (such provision referred to as the Alternate Cashless Exercise Provision).

On July 13, 2022, the Company held a Special Meeting of Stockholders to vote on this proposal. The results of stockholder voting on this proposal is set forth below:

	For	Against	Abstentions
Approval of issuance of more than 19.99% of the Company's outstanding common stock upon the exercise of certain warrants pursuant to the Alternate Cashless Exercise Provision	2,614,269	34,220	12,399

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2022	VALLON PHARMACEUTICALS, INC.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer